UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 4, 2005

PHOENIX INTERESTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30949	61-1342734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One RiverPointe Plaza, Suite 706

Jeffersonville, IN 47130

(Address of principal executive offices, including zip code)

(502) 584-4434

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02      Unregistered Sales of Equity Securities.

On August 4, 2005, Phoenix Interests sold to an accredited investor 100 million shares of its common stock for $10,000. These shares were exempt from registration under the Securities Act of 1933, as amended, in reliance on Regulation E promulgated thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX INTERESTS, INC.

Date:	August 9, 2005	By:	/s/ James D. Tilton, Jr.
James D. Tilton, Jr., President